EXHIBIT 10.44

                              EMPLOYMENT AGREEMENT

Agreement dated this 1st day of January, 1999, by and between Able Telcom Holding Corp., with its address at 1601 Forum Place, Suite 110, West Palm Beach, Florida, 33401, ("Employer"), and Michael Arp of 15429 Pondwood Drive E, Tampa, FL 33618.

                                   WITNESSETH:

WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, and manufacture, sale and installation of highway signs and traffic control products; and

WHEREAS, Employer desires to employ Employee as its Financial Vice President;
and

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer; and

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agree as follows:

1. EMPLOYMENT: DUTIES

Employee shall devote his full time to the performance of services as Financial Vice President or to such other services as may from time to time be designated by the Company's President or Board of Directors. Employee agrees to perform Employee's services well and faithfully and to the best of Employee's ability to carry out the policies and directives of the Company.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment hereunder shall be for a term of two (2) years to commence on the date hereof. The Employee/Employer must give a minimum of ninety (90) days prior written notice to the Employee/Employer that either party elects to have the Agreement terminate effective at the end of any term. If Employer violates a major provision of this Agreement, Employee may terminate this Agreement and receive an amount equal to the provisions under paragraph 5 of this agreement titled " Termination without Cause". At the end of the two- year period, the Employee may sign a consulting agreement. The terms of this Agreement will be negotiated not later than the 21st month of this Agreement.

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4. TERMINATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Employee may be terminated on ninety (90) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony or, c) breach of any material provision of this Agreement.

5. TERMINATION WITHOUT CAUSE

Termination without cause can only be effected by an action of the CEO. In the event of the termination without cause, the Employee will be paid severance pay equal to the term remaining in this agreement plus regular company fringe benefits for the remaining term of the contract. Severance will be paid on the day of termination of $100,000 with the remainder divided into 3 equal monthly payments starting 60 days after termination.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary of $12,500 monthly.

ii) REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for, such expenses.

iii) AUTOMOBILE ALLOWANCE. Employer shall provide Employee with an automobile allowance of five hundred dollars ($500) per month.

iv) HOUSING ALLOWANCE: Employer shall provide employee with a housing allowance in the amount of $1,000 per month.

7. OPTIONS

Employee will receive as at January 1, 1999 an option to purchase 40, 000 shares of common stock with a strike price equal to the NASDAQ price at the close of business on December 31, 1998. Said option will vest as follows:

Immediately              20,000
December 31, 1999        15,000
December 31, 2000        10,000

In the event of a change in control/ownership these options will vest immediately, however, said option must be exercised by December 31, 2001.

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8. FRINGE BENEFITS

During the term of this Agreement, Employer shall provide at its sole expense to the Employee hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees.

9. UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of three (3) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of three (3) years following termination of employment, to the extent such information is proprietary and not generally available to the public or sources outside the company.

10. NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employee, directly or indirectly, without the express written consent of Employee, except as required by law or regulation

11. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

12. ENTIRE AGREEMENT: MODIFICATION

All prior agreements (prior to January1, 1999) with respect to the subject matter hereof between the parties are hereby cancelled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

13. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

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14.  NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

15. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

16. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach hereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

17. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals this 4th day of January, 1999.

Witness:                                    Employer:  ABLE TELCOM HOLDING CORP.

By:  __________________________             By:  ______________________________
                                                     Billy V. Ray
                                                     Chief Executive Officer

Witness:                                    Employee:

By:  __________________________             By:  ______________________________
                                                     Michael Arp